Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126329 on Form S-8 of Landauer, Inc. of our report dated June 23, 2016 appearing in this Annual Report on Form 11-K of the Landauer, Incorporated 401(k) Retirement Savings Plan for the year ended December 31, 2015.

/s/ Cutrara & Company

Cutrara & Company

South Holland, Illinois

June 24, 2016